UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2017

ALPHABET INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37580	61-1767919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alphabet Inc. 2012 Stock Plan

At the Annual Meeting of Stockholders of Alphabet Inc. (“Alphabet”) held on June 7, 2017 (the “2017 Annual Meeting”), Alphabet’s stockholders approved an amendment to the Alphabet Inc. 2012 Stock Plan (the “2012 Stock Plan”) to increase the number of authorized shares of Class C capital stock that may be issued under the 2012 Stock Plan by 15,000,000. A description of the 2012 Stock Plan is set forth in Alphabet’s definitive proxy statement on Form 14A filed with the U.S. Securities and Exchange Commission on April 28, 2017 (the “2017 Proxy Statement”) and is qualified in its entirety by reference to the full text of the 2012 Stock Plan, a copy of which is being filed as Exhibit 10.01 to this Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting, Alphabet’s stockholders voted on twelve proposals as set forth below, each of which is described in detail in the 2017 Proxy Statement. Holders of the shares of Class A common stock are entitled to one vote per share and holders of the shares of Class B common stock are entitled to ten votes per share. Holders of the shares of Class A common stock and holders of the shares of Class B common stock voted together as a single class on all matters (including the election of directors) submitted to a vote of stockholders at the 2017 Annual Meeting. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

1. The individuals listed below were elected at the 2017 Annual Meeting to serve as directors of Alphabet until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

Larry Page	660,933,637	5,439,329	35,446,730

Sergey Brin	657,859,758	8,513,208	35,446,730

Eric E. Schmidt	658,579,844	7,793,122	35,446,730

L. John Doerr	566,336,592	100,036,374	35,446,730

Roger W. Ferguson, Jr.	655,652,105	10,720,861	35,446,730

Diane B. Greene	657,590,414	8,782,552	35,446,730

John L. Hennessy	650,461,498	15,911,468	35,446,730

Ann Mather	558,883,782	107,489,184	35,446,730

Alan R. Mulally	663,524,613	2,848,353	35,446,730

Paul S. Otellini	576,789,392	89,583,574	35,446,730

K. Ram Shriram	577,668,568	88,704,398	35,446,730

Shirley M.Tilghman	647,816,719	18,556,247	35,446,730

2. The ratification of the appointment of Ernst & Young LLP as Alphabet’s independent registered public accounting firm for the fiscal year ending December 31, 2017. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
698,113,670	3,481,013	225,013	0

3. The amendment to the 2012 Stock Plan to increase the share reserve by 15,000,000 shares of Class C capital stock. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
491,056,732	173,798,557	1,517,677	35,446,730

4. The approval, on an advisory basis, of the compensation awarded to Alphabet’s named executive officers, as disclosed in the 2017 Proxy Statement. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
501,235,153	163,771,038	1,366,775	35,446,730

5. An advisory vote on the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers. A majority of stockholders voted for “3 Years” as set forth below (and Alphabet will hold advisory votes on executive compensation once every 3 years):

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
492,804,562	798,707	172,426,687	343,010	35,446,730

6. A stockholder proposal regarding equal shareholder voting. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
191,712,790	472,583,246	2,076,930	35,446,730

7. A stockholder proposal regarding a lobbying report. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
84,502,262	579,981,683	1,889,021	35,446,730

8. A stockholder proposal regarding a political contributions report. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
67,747,064	593,568,258	5,057,644	35,446,730

9. A stockholder proposal regarding a report on gender pay. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
84,201,226	579,620,796	2,550,944	35,446,730

10. A stockholder proposal regarding a charitable contributions report. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
3,429,186	658,167,833	4,775,947	35,446,730

11. A stockholder proposal regarding the implementation of “Holy Land Principles.” This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
4,944,071	653,580,746	7,848,149	35,446,730

12. A stockholder proposal regarding a report on “fake news.” This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
9,435,099	650,652,871	6,284,996	35,446,730

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.01	Alphabet Inc. 2012 Stock Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHABET INC.

Date: June 9, 2017	/s/ KENT WALKER
Kent Walker
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.01	Alphabet Inc. 2012 Stock Plan